Exhibit 10.5

Execution Copy

ASCENT SOLAR TECHNOLOGIES, INC.

INDUCEMENT AWARD AGREEMENT

This INDUCEMENT AWARD AGREEMENT (the “Award Agreement”) is made as of August 3, 2009 by and between ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and Farhad Moghadam (the “Optionee”).

Subject to the Optionee’s Amended and Restated Executive Employment Agreement dated as of August 3, 2009 (the “Employment Agreement”), the parties agree as follows:

PART I: NOTICE OF GRANT

1. Description of Stock Option Grant. Farhad Moghadam, the undersigned Optionee, has been granted an option the (“Option”) to purchase common stock of the Company (the “Shares”). The Option is not subject to any existing equity incentive plan of the Company and is intended to qualify as an “inducement award” under Nasdaq Rule 5635(c)(4). Material terms of the Option include:

Date of Grant:	August 3, 2009
Vesting Commencement Date: (same as Date of Grant, if left blank)	August 3, 2009

Exercise Price per Share:	$ (closing price on Date of Grant)

Total Number of Shares:	200,000

Type of Option:	Nonstatutory Stock Option

Expiration Date: (10 years from Date of Grant, if left blank)

Vesting Schedule:

August 3, 2010	25%

August 3, 2011	25%

August 3, 2012	25%

August 3, 2013	25%

2. Definitions. The following definitions shall apply in this Award Agreement:

(a)	“Change of Control” is defined in the Employment Agreement.

(b)	“Cause” is defined in the Employment Agreement.

(c)	“Permanent Disability” is defined in the Employment Agreement.

INDUCEMENT AWARD AGREEMENT FARHAD MOGHADAM

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3. Termination and Material Events. Notwithstanding anything elsewhere in this Award Agreement to the contrary:

(a) Termination Period. Except as set forth below, this Option shall be exercisable for ninety (90) days after Optionee ceases to be a director, officer, employee or consultant of the Company (or a parent or subsidiary of the Company); provided, however, that in no event may this Option be exercised after the Expiration Date set forth in the Notice of Grant.

(b) Termination Without Cause. If the Optionee is terminated by the Company without Cause pursuant to Section 5(b) of the Employment Agreement, and the Optionee signs and does not revoke a release of claims with the Company (in a form reasonably acceptable to the Company and Optionee) and provided that such release of claims becomes effective no later than sixty (60) days following the termination date or such earlier date required by the release agreement, the Company will cause any part of the Option which would vest based on time during that the twelve month period after the date of termination to vest and become exercisable on the termination date.

(c) Disability of Optionee. If Optionee suffers a Permanent Disability and the Employment Agreement terminates as described in Section 5(c) of the Employment Agreement, the Optionee may, to the extent the Option is vested on the date of termination, exercise the Option within one (1) year of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

(d) Death of Optionee. If Optionee dies and the Employment Agreement terminates as described in Section 5(d) of the Employment Agreement, the Option may, to the extent that the Option is vested on the date of death, be exercised within one (1) year following Optionee’s death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to Company. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate.

(e)	Change of Control.

(i) Acceleration of Vesting. Upon occurrence of a Change of Control, any part of the Option outstanding and held by the Optionee as of the date of such termination will vest in full as to 100% of the unvested portion of the award.

(ii) Limitation on Payments. Notwithstanding anything herein to the contrary, in the event of a Change of Control, in no event shall the Optionee be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, the “Excise Tax”). In such a case, any payment due to the Optionee shall automatically be reduced to the maximum amount that may be received by the Optionee that will not trigger any Excise Tax.

(f)	Adjustments Upon Changes in Capitalization or Dissolution.

(i) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by the Option, as well as the price per share of common stock covered by each such Option, shall be

INDUCEMENT AWARD AGREEMENT FARHAD MOGHADAM

Execution Copy

proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Company’s board of directors (or a committee thereof), whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the Option.

(ii) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Company shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction. The Company in its sole discretion may provide for the Optionee to have the right to exercise his Option until ten (10) days prior to such transaction as to up to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Company may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

PART II: AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms of the Employment Agreement, which are incorporated by reference herein.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of this Award Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws and regulations. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

INDUCEMENT AWARD AGREEMENT FARHAD MOGHADAM

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3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check;

(b) surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares; or

(c) any other form or manner approved by the Compensation Committee of the Company’s board of directors.

4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law or regulation.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Award Agreement.

7. Tax Obligations. Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of all federal, state, local and foreign income and other tax arising from or applicable to the Option grant, vesting or exercise and the acquisition or sale of the Shares. Optionee agrees that Optionee shall indemnify the Company for any liability, including attorneys’ fees and expenses, accrued by the Company as a result of the Optionee’s failure to satisfy those taxes.

8. Entire Agreement; Governing Law. This Award Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Colorado.

9. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO THE PROVISIONS IN THE EMPLOYMENT AGREEMENT.

INDUCEMENT AWARD AGREEMENT FARHAD MOGHADAM

Execution Copy

Optionee has reviewed this Agreement Option in its entirety, has had an opportunity to obtain the advice of counsel and other advisors prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s board of directors upon any questions arising under this Award Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	ASCENT SOLAR TECHNOLOGIES, INC.

/s/ Farhad Moghadam	/s/ Gary Gatchell
Farhad Moghadam	By

Gary Gatchell
Name

CFO
Title

Residence Address

INDUCEMENT AWARD AGREEMENT FARHAD MOGHADAM

Execution Copy

EXHIBIT A

EXERCISE NOTICE AND AGREEMENT

Ascent Solar Technologies, Inc.

12300 Grant Street

Thornton, CO 80241

Attention: Stock Option Administrator

Name of Optionee:		Farhad Moghadam

Optionee’s Address:

Optionee’s Social Security Number:

Date of Award Agreement:		August 3, 2009

Exercise Date:

The Shares Purchased are Incentive Stock Options:		No

Number of Shares Purchased Pursuant to this Notice:

Exercise Price per Share:	$

Aggregate Exercise Price:	$

Amount of Payment Enclosed:	$

1. Exercise of Option. Pursuant to the Inducement Award Agreement (“Award Agreement”) entered into as of the date set forth above between the undersigned Optionee and Ascent Solar Technologies, Inc., a Delaware corporation (“Company”), Optionee hereby elects, effective as of the date of this Notice, to exercise Optionee’s option to purchase the number of shares of common stock (the “Shares”) of the Company indicated above.

2. Payment. Enclosed is Optionee’s payment in the amount indicated above, which is the full exercise price for the Shares.

3. Deemed Date of Exercise. The date of exercise shall be deemed to be the date on which this Notice is filed with Company, together with payment of the aggregate Exercise Price, and on which Shares become eligible for issuance to Optionee under applicable state and federal laws and regulatory requirements.

4. Compliance with Laws. Optionee understands and acknowledges that the purchase and sale of the Shares may be subject to approval under the state and federal securities laws and other laws and, notwithstanding any other provision of the Award Agreement to the contrary, the exercise of any rights to purchase Shares is expressly conditioned upon approval (if necessary) and compliance with all such laws.

INDUCEMENT AWARD AGREEMENT FARHAD MOGHADAM

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5. Representations of Optionee. Optionee represents and warrants to the Company, as follows:

(a) Optionee has received, read, and understood the Award Agreement and agrees to abide by and be bound by its terms and conditions.

(b) The Options exercised herewith are exercisable only according to the schedule in the Award Agreement.

(c) Optionee is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

6. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Award Agreement or (b) to treat as owner of such Shares or to accord the right to vote or receive dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee is not relying on the Company for any tax advice.

8. Entire Agreement. The Award Agreement is incorporated herein by reference. This Exercise Notice and Agreement, the Award Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

Submitted by:	Accepted by:
OPTIONEE	COMPANY

Ascent Solar Technologies, Inc., a Delaware corporation

Signature	By

Print Name	Name

Title

INDUCEMENT AWARD AGREEMENT FARHAD MOGHADAM